Exhibit 5.1

May 15, 2026

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted in the limited capacity of special local counsel in Missouri to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company and by RGA Capital Trust III and RGA Capital Trust IV, each a Delaware statutory trust (each, a “Trust,” and together, the “Trusts”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities of the Company, which may be senior (the “Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (vi) warrants of the Company to purchase Debt Securities (the “Debt Security Warrants”); (vii) warrants of the Company to purchase other securities covered by the Registration Statement (“Other Warrants” and, collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the “Securities Warrants”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants or Trust Preferred Securities (as hereinafter defined) (the “Purchase Contracts”); and (ix) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, Trust Preferred Securities (as hereinafter defined), Guarantees (as hereinafter defined), and debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the “Trust Preferred Securities”) and guarantees of the Trust Preferred Securities by the Company (the “Guarantees”).

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Units, the Trust Preferred Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” An indeterminate amount of the Securities may be offered, issued and/or sold as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

ARMSTRONG TEASDALE LLP | 7700 FORSYTH BLVD., SUITE 1800, ST. LOUIS, MISSOURI 63105 T 314.621.5070 F 314.621.5065 ArmstrongTeasdale.com

Reinsurance Group of America, Incorporated

May 15, 2026

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”).

The Senior Debt Securities and the Subordinated Debt Securities will be issued under an Indenture, dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Existing Indenture Trustee”), as such indenture may be supplemented from time to time (the “Existing Indenture”). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Indenture Trustee”), as such indenture may be supplemented from time to time (the “Junior Subordinated Indenture”). The Existing Indenture and the Junior Subordinated Indenture are referred to together as the “Indentures,” and the Existing Indenture Trustee and the Junior Subordinated Indenture Trustee are collectively referred to as the “Indenture Trustees.”

The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be specified therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent to be specified therein. Warrants to purchase Senior Debt Securities will be issued under a senior debt security warrant agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent to be specified therein and the Existing Indenture Trustee. Warrants to purchase Subordinated Debt Securities will be issued under a subordinated debt security warrant agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent to be specified therein and the Existing Indenture Trustee. Warrants to purchase Junior Subordinated Debt Securities will be issued under a junior subordinated debt security warrant agreement (the “Junior Subordinated Debt Security Warrant Agreement”) among the Company, a junior subordinated debt security warrant agent to be specified therein and the Junior Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the “Other Warrant Agreement”) among the Company, any applicable trustee and a warrant agent to be specified therein. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Junior Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to as a “Counterparty.”

The Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be specified therein (the “Purchase Contract Agent”).

The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

The Trust Preferred Securities will be issued pursuant to a trust agreement (the “Trust Agreement”) among the applicable Trust, a trustee to be specified therein (the “Trustee”) and the Company, as depositor. The Guarantees will be issued pursuant to a guarantee agreement (the “Guarantee Agreement”) between the Company and a guarantee trustee to be specified therein (the “Guarantee Trustee”).

The Deposit Agreement, the Indentures, the Warrant Agreements, the Purchase Contract Agreement, the Unit Agreement, the Trust Agreement and the Guarantee Agreement are collectively referred to herein as the “Operative Documents”.

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Reinsurance Group of America, Incorporated

May 15, 2026

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, and that the books and records of the Company are maintained in accordance with proper corporate procedures. As to facts material to the opinions expressed herein, we have relied as necessary upon statements and representations of officers and other representatives of the Company, public officials and others.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto have been and will be duly authorized, duly organized, validly existing and in good standing (except the Company to the extent of our opinion in paragraph no. 1 below) and have had and will have the power, corporate or other, to enter into and perform all obligations thereunder (except the Company to the extent of our opinion in paragraph no. 2 below). We have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties.

In addition, we have assumed that (i) a definitive purchase, underwriting or similar agreement with respect to any Securities and other operative documents (including the Operative Documents) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement or other offering material; (iv) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture, Guarantee Agreement and Indenture Trustee(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the trustee on Form T-1 filed with the Commission with respect to each such Indenture Trustee; (vi) the Company will continue to be validly existing under the laws of Missouri and the Trusts validly existing under the laws of Delaware; (vii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Securities being offered and (B) to execute and deliver the applicable Indenture, purchase agreement, Guarantee Agreement, Warrant Agreements, Purchase Contract Agreement, Unit Agreement, Trust Agreement or other applicable operative documentation (the “Applicable Securities Documents”); and (viii) the execution and delivery by the Company of the Applicable Securities Documents and the performance by the Company of its obligations thereunder (including in connection with the issuance of the Securities) (A) do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject; (B) do not and will not contravene any order or decree of any governmental authority to which the Company or its properties are subject; (C) do not and will not require the consent, approval, licensing or authorization of, or filing, record or registration with, any governmental authority under any legal requirement; and (D) do not and will not violate or conflict with the Company’s articles of incorporation or bylaws, or the organizational documents of any subsidiary of the Company.

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

May 15, 2026

We also have assumed that: (i) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent, will be in full force and effect, will not have been terminated or rescinded by the Company or the Depositary Agent and will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will continue to be in full force and effect, will not have been terminated or rescinded by the Company or the applicable Indenture Trustee and will be the valid and legally binding obligation of the applicable Indenture Trustee and the Company, enforceable against each such party in accordance with its terms; (iii) at the time of the execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Counterparty, will be in full force and effect, will not have been terminated or rescinded by the Company or the Counterparty and will be the valid and legally binding obligation of each Counterparty thereto, enforceable against each such party in accordance with its terms; (iv) at the time of the execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent, will be in full force and effect, will not have been terminated or rescinded by the Company or the Purchase Contract Agent and will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (v) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent, will be in full force and effect, will not have been terminated or rescinded by the Company or the Unit Agent and will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; (vi) at the time of the execution, countersignature, issuance and delivery of the Trust Preferred Securities, the related Trust Agreement will have been duly authorized, executed and delivered by the applicable Trust, the Company and the Trustee, will be in full force and effect, will not have been terminated or rescinded by the applicable Trust, the Company or the Trustee and will be the valid and legally binding obligation of the applicable Trust and the Trustee, enforceable against each such party in accordance with its terms; and (vii) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company and the Guarantee Trustee, will be in full force and effect, will not have been terminated or rescinded by the Company or the Guarantee Trustee and will be the valid and legally binding obligation of the Guarantee Trustee and the Company, enforceable against each such party in accordance with its terms.

In rendering the opinions expressed herein, we have further assumed that (i) prior to the issuance and sale of any of the Securities, the terms of the Securities, and their offer, issuance and sale, will have been duly authorized and established so as (A) to conform to the descriptions thereof in the Registration Statement and the related prospectus, prospectus supplement or other offering material describing the Securities and the offering thereof and the terms of any agreement governing those Securities, (B) not to violate any applicable law, the articles of incorporation of the Company or the bylaws of the Company, conflict with any matter of public policy, or result in a default under or breach of any agreement or instrument binding upon the Company, its properties or any Trust, as the case may be, and (C) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties; (ii) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement and the related prospectus, prospectus supplement or other offering material describing the Securities and the offering thereof and the terms of any agreement governing those Securities; (iii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (iv) if issued in certificated form, certificates representing the Securities will be in the form required by law and approved for issuance by the Company, duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement; (v) each

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

May 15, 2026

party to any Securities or Applicable Securities Documents (other than the Company) will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (vi) the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (vii) any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the agreements governing those Securities; (viii) no Common Stock or Preferred Stock shall be issued for less than the par value thereof; and (ix) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof.

Our opinions set forth herein are limited to the laws of the State of Missouri that, in our experience, are applicable to the matters specified herein (the “Covered Law”). We do not express any opinion (i) with respect to the law of any jurisdiction other than the Covered Law, (ii) as to the effect of any non-covered law on any opinion herein stated, or (iii) as to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Based upon and relying on the foregoing and subject to the qualifications, assumptions and limitations hereinbefore and hereinafter set forth, as of the date hereof, we are of the opinion that:

1. The Company is validly existing as a corporation under the laws of the State of Missouri and is in good standing with the Secretary of State of the State of Missouri.

2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents.

3. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exchange or exercise of any other Security in accordance with its terms, the Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, (b) due filing of an amendment to the Articles of Incorporation of the Company and/or a certificate of designation, preferences and rights authorizing and establishing the terms of the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion, exchange or exercise of any other Security in accordance with its terms, the Preferred Stock will be validly issued, fully paid and nonassessable.

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

May 15, 2026

5. With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of an amendment to the Articles of Incorporation of the Company and/or a certificate of designation, preferences and rights authorizing and establishing the terms of the Preferred Stock, (c) the establishment of terms of the Depositary Shares and of their issuance and sale that conform with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the applicable Prospectus Supplement, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

6. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Securities Warrants upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related matters, (b) taking by the Trusts of all trust action to authorize and approve the issuance, execution and terms of any Trust Preferred Securities which are components of the Units, the terms of the offering thereof and related matters, (c) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters and (d) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, the Securities that are components of such Units and the Third Party Debt Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, (ii) Indenture, in the case of Debt Securities, (iii) Warrant Agreement, in the case of Securities Warrants, (iv) Purchase Contract Agreement, in the case of Purchase Contracts, (v) indenture or other authorizing document, in the case of Third Party Debt Securities, (vi) the certificate of trust for the applicable Trust and the Trust Agreement, in the case of Trust Preferred Securities and (vii) Guarantee Agreement, in the case of Guarantees, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

May 15, 2026

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

(b) We express no opinion as to any party other than the Company.

(c) Our opinions are limited to the laws of the State of Missouri, and we express no opinion with respect to the laws of any other jurisdiction or as to any matters of county, municipal, city, township, or other local laws or the laws of any local agencies within any state (including, without limitation, the State of Missouri). We express no opinion as to any provisions purporting to indicate the state in which a document was executed. Our opinions do not relate to any statutes, rules, or regulations of the State of Missouri other than the Missouri statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type referred to in the Registration Statement and to corporations doing business in the State of Missouri similar to that of the Company. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Missouri, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(d) Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium (including governmental moratorium orders) or similar laws and orders affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) laws, rules, regulations, orders, and policies concerning Federal, state, and local emergencies; (iii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and the discretion of the court before which any proceeding therefor may be brought; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(e) Our opinions are further limited and qualified by the effect of: (i) standards relating to fiduciary duties or fairness; (ii) the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limitations on the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limitations on the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; and (v) the enforceability, where less than all of the contract may be unenforceable, of the balance of the contract in circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (vi) judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(f) We express no opinion as to the enforceability or legality of any rights to indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect provided for in any Applicable Securities Document or other agreements that are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

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Reinsurance Group of America, Incorporated

May 15, 2026

(g) We express no opinion or belief with respect to:

(i) the enforceability of any provision purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations and statutes of repose (including the tolling of the same), other procedural rights or other benefits that cannot be waived under applicable law, (G) govern choice of applicable law or conflicts of laws, (H) waive the right to any stay or extension, or (I) provide for or grant a power of attorney;

(ii) (A) any rights to set-off or net payment obligations, (B) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it, or (C) provisions whose terms are left open for later resolution by the parties;

(iii) the enforceability of (A) consents to, or restrictions upon, judicial relief, (B) waivers of rights or defenses with respect to stay, extension or usury laws, (C) waivers of broadly or vaguely stated rights, (D) provisions for exclusivity, election or cumulation of rights or remedies, (E) provisions authorizing or validating conclusive or discretionary determinations, (F) grants of setoff rights, (G) proxies, powers and trusts, (H) restrictions upon non-written modifications and waivers, (I) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (J) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, or (K) any provisions relating to attorneys’ or trustees’ fees; and

(iv) (A) whether an acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof in excess of the public offering price to the extent that such portion was determined to constitute unearned interest thereon, (B) compliance with laws related to permissible rates of interest, and (C) the creation, validity, perfection or priority of any security interest or lien.

(h) We express no opinion as to whether the Company’s directors or officers have complied with their fiduciary duties in connection with their approval of any Applicable Securities Document and the transactions contemplated thereby.

(i) We express no opinion regarding any certificate, document, or agreement necessary to complete the transactions contemplated by the Registration Statement, whether or not incorporated by reference therein or attached thereto.

(j) We do not express any opinion with respect to any legal requirements that are applicable to any party or its affiliates solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or such affiliates as a result of the specific assets or business operations of such party or such affiliates.

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

May 15, 2026

(k) We express no opinion as to any financial matters or the financial condition of the Company or any other party. We express no opinion as to the effect of or compliance with any federal or state securities laws and “Blue Sky” laws.

Our advice on each legal issue addressed in this opinion letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the transactions contemplated in the Operative Documents or the outcome of any legal dispute which may arise in the future.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that, prior to issuing any Securities, you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Armstrong Teasdale LLP

Armstrong Teasdale LLP

ARMSTRONG TEASDALE LLP